Exhibit 99.1

       Insurance Auto Auctions Announces First Quarter Results

    WESTCHESTER, Ill.--(BUSINESS WIRE)--May 11, 2006--Insurance Auto Auctions, Inc., a leading provider of automotive salvage and claims processing services in the United States, today announced record vehicle returns for the first quarter 2006. These results were driven by increased buying activity as a result of IAA's live auctions combined with Internet bidding capability.
    The Company recorded revenues for the quarter of $77.7 million compared to $70.9 million in the first quarter of 2005, an increase of 10 percent year-over-year. Fee income in the first quarter increased to $66.8 million versus $61.1 million in the first quarter of last year. IAA reported Consolidated EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), consistent with the definition in our senior credit agreement, of $14.3 million during the quarter. Consolidated EBITDA is a non-GAAP measure that the Company uses as a primary measurement of its financial results because it is indicative of the relative strength of the Company's operating performance.
    "During the first quarter, we continued to experience rapid sales growth, solid profitability and excellent cash flow due to our ability to add many new buyers to our customer network, which has translated into the best returns in the industry for our suppliers," said Tom O'Brien, CEO. "We have stayed committed to our dual bidding strategy that combines live physical auctions with a real-time Internet bidding capability using our state-of-the-art I-bid LIVE product."
    O'Brien added, "We have also identified several opportunities to expand our business through acquisitions and greenfields, which will support our ongoing commitment to improving our service offering and adding new buyers to our base, ultimately allowing us to provide even better returns to our suppliers. We once again made significant improvement on the expansion front during the quarter, including our acquisition of NW Penn Auction Sales/Warren County Salvage in Erie, Pennsylvania, which leverages the Company's existing regional coverage in this market. Since the close of the quarter we have also acquired Indiana Auto Storage Pool's two locations in Indiana and moved into a new, larger facility in Kansas City, Kansas. All four of these new facilities are already up-and-running on our technology platform and are allowing us to meet the demands of our growing buyer base."

    About Insurance Auto Auctions, Inc.

    Insurance Auto Auctions, Inc., founded in 1982, a leader in automotive total loss and specialty salvage services in the United States, provides insurance companies with cost-effective, turnkey solutions to process and sell total-loss and recovered-theft vehicles. The Company currently has 83 sites across the United States.

    Forward-Looking Statements

    The statements in this release should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q and our Annual Report on Form 10-K for the year ended December 25, 2005, as amended. The statements contained in this release that are not historical facts are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially form those projected, expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as "may," "will," "should," "anticipates," "predict," "projects," "targeting," "potential," "or "contingent," the negative of these terms, or other similar expressions. Our actual results could differ materially from those discussed in or implied by forward-looking statements for various reasons, including those discussed in "Risk Factors" in our Form 10-K for the year ended December 25, 2005, as amended. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to publish, update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.
    Additional information about Insurance Auto Auctions, Inc. is available on the World Wide Web at www.iaai.com


            INSURANCE AUTO AUCTIONS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED BALANCE SHEETS
            (dollars in thousands except per share amounts)

                                           Successor      Successor
                                       --------------- ---------------
                                          March 26,     December 25,
                                            2006            2005
                                       --------------- ---------------
                                         (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                   $35,752         $25,882
  Accounts receivable, net                     50,226          46,920
  Inventories                                  20,539          19,611
  Income taxes receivable                       2,723           2,732
  Deferred income taxes                         7,302           8,511
  Other current assets                          5,401           5,323
                                       --------------- ---------------
    Total current assets                      121,943         108,979
                                       --------------- ---------------
Property and equipment, net                    78,188          77,231
Intangible assets, net                        124,425         126,378
Goodwill                                      193,297         191,266
Other assets                                   10,683          11,006
                                       --------------- ---------------
                                             $528,536        $514,860
                                       =============== ===============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                            $44,285         $38,022
  Accrued liabilities                          24,333          17,445
  Obligations under capital leases                363             367
  Current installments of long-term
   debt                                         1,143           1,143
                                       --------------- ---------------
    Total current liabilities                  70,124          56,977
                                       --------------- ---------------

Deferred income taxes                          38,066          37,582
Other liabilities                              12,530          12,765
Obligations under capital leases                  230             329
Senior notes                                  150,000         150,000
Long-term debt, excluding current
 installments                                 112,896         113,183
                                       --------------- ---------------
    Total liabilities                         383,846         370,836
                                       --------------- ---------------

Shareholders' equity:
  Common stock, par value of $.01 per
   share 100 shares authorized, issued
   and outstanding                                  -               -
  Additional paid-in capital                  150,628         149,458
  Retained loss                                (5,938)         (5,434)
                                       --------------- ---------------
    Total shareholders' equity                144,690         144,024
                                       --------------- ---------------
                                             $528,536        $514,860
                                       =============== ===============


            INSURANCE AUTO AUCTIONS, INC. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (dollars in thousands)

                                             Three Months Ended
                                       -------------------------------
                                           Successor      Predecessor
                                       --------------- ---------------
                                          March 26,        March 27,
                                             2006            2005
                                       --------------- ---------------
                                                 (unaudited)
Revenues:
  Fee income                                  $66,779         $61,100
  Vehicle sales                                10,874           9,843
                                       --------------- ---------------
                                               77,653          70,943
Cost of sales:
  Branch cost                                  48,244          42,677
  Vehicle cost                                  9,173           8,465
                                       --------------- ---------------
                                               57,417          51,142
                                       --------------- ---------------

  Gross profit                                 20,236          19,801

Operating expenses:
  Selling, general and administrative          11,859          10,049
  Loss (gain) on sale of property and
   equipment                                        6             (32)
  Loss related to flood                         2,860               -
  Merger costs                                      -           1,233
                                       --------------- ---------------

  Earnings from operations                      5,511           8,551

Other (income) expense:
  Interest expense                              6,452             419
  Other income                                   (123)            (32)
                                       --------------- ---------------

  Earnings (loss) before income taxes            (818)          8,164

Income taxes                                     (314)          3,143
                                       --------------- ---------------

    Net (loss) earnings                         $(504)         $5,021
                                       =============== ===============


            INSURANCE AUTO AUCTIONS, INC. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (dollars in thousands)

                                             Three Months Ended
                                       -------------------------------
                                          Successor      Predecessor
                                       --------------- ---------------
                                          March 26,       March 27,
                                            2006            2005
                                       --------------- ---------------
                                                 (unaudited)
Cash flows from operating activities:
Net earnings (loss)                             $(504)         $5,021
Adjustments to reconcile net earnings
 (loss) to net cash provided by
 operating activities:
  Depreciation and amortization                 4,933           3,203
  (Gain) loss on disposal of fixed
   assets                                         806             (32)
  Share-based compensation expense              1,020               -
  Deferred compensation related to
   restricted stock                                 -             695
  Deferred income taxes                         1,883              15
  Tax benefit related to employee stock
   compensation                                     -              94

  Changes in assets and liabilities
   (excluding effects of acquired
   companies):
     (Increase) decrease in:
       Accounts receivable, net                (3,239)           (726)
       Income tax receivable                        9               -
       Inventories                               (928)         (1,041)
       Other current assets                        22          (1,891)
       Other assets                               387             (80)
     Increase (decrease) in:
       Accounts payable                         6,228           2,465
       Accrued liabilities                      6,368            (583)
       Income taxes                                 -           2,946
                                       --------------- ---------------
  Net cash provided by operating
   activities                                  16,985          10,086
                                       --------------- ---------------

Cash flows from investing activities:
  Capital expenditures                         (4,418)         (3,148)
  Acquisition, net of cash acquired            (2,519)              -
  Proceeds from disposal of property and
   equipment                                       62              88
                                       --------------- ---------------
    Net cash used in investing
     activities                                (6,875)         (3,060)
                                       --------------- ---------------

Cash flows from financing activities:
  Proceeds from issuance of common stock            -             749
  Contributed capital                             150               -
  Proceeds from short-term borrowings               -           3,000
  Principal payments on long-term debt           (287)         (1,887)
  Purchase of treasury stock                        -              (1)
  Principal payments on capital leases           (103)           (378)
                                       --------------- ---------------
Net cash provided by (used in)
 financing activities                            (240)          1,483
                                       --------------- ---------------

Net increase in cash and cash
 equivalents                                    9,870           8,509

Cash and cash equivalents at beginning
 of period                                     25,882          13,325
                                       --------------- ---------------

Cash and cash equivalents at end of
 period                                       $35,752         $21,834
                                       =============== ===============

Supplemental disclosures of cash flow
 information:
    Interest paid                              $2,083            $370
                                       =============== ===============
    Income taxes paid                            $125            $154
                                       =============== ===============
    Income taxes refunded                      $1,950              $2
                                       =============== ===============

    CONTACT: Insurance Auto Auctions, Inc.
             Scott Pettit, 708-492-7040
             www.iaai.com
             or
             Ashton Partners
             Mike Banas (Media), 312-553-6704
             mbanas@ashtonpartners.com